TO: Directors, Officers and All Employees FROM: Matthew Shurte, General Counsel and Secretary DATE: August 13, 2025 RE: Amended and Restated Insider Trading Policy Statement and Blackout Restrictions Basis for Policy Statement As you may know, federal, state and foreign securities laws prohibit certain persons who are aware of material nonpublic information about a company from: • engaging in transactions in the securities of that company; and • providing material nonpublic information to other persons who may trade on the basis of that information. Insider trading violations are punished severely and are pursued vigorously by the Securities and Exchange Commission (“SEC”) and federal prosecutors. In addition to punishing individuals who trade while in possession of material nonpublic information or who tip material nonpublic information to others who may trade on the basis of that information, the federal securities laws also impose potential liability on companies and other “controlling persons” (defined as individuals who may control those who may have material nonpublic information) if they fail to take reasonable steps to prevent insider trading by company personnel. We have adopted this policy statement (the “Policy”) on insider trading to satisfy our obligation to prevent illegal insider trading and to help you avoid the severe consequences associated with violations of the insider trading laws. This Policy also is intended to prevent even the appearance of improper conduct on the part of anyone employed by or associated with The Marzetti Company (the “Company”) and its subsidiaries (not just directors, officers and other key employees). We have all worked hard to establish a reputation for integrity and ethical conduct, and we cannot afford to have that reputation damaged. The Consequences Punishment for insider trading violations is severe and could include significant fines and imprisonment. While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. In addition, we may impose sanctions, including dismissal, against any director or employee who fails to comply with this Policy. We may impose these sanctions whether or not the failure to comply results in a violation of law. Exhibit 19

2 Statement of Policy Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish one’s reputation and irreparably damage a career. For this reason, and to avoid even the appearance of improper conduct, we have adopted the following policy: No director, officer or other employee of the Company (or any other person designated by this Policy or by the General Counsel as subject to this Policy) who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities: • Engage in transactions in Company Securities (as defined below), except as otherwise specified in this Policy under the headings “Transactions Under Company Plans” and “Rule 10b5-1 Trading Plans”; • Recommend that others engage in transactions in any Company Securities; • Disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons, including, but not limited to, family, friends, business associates, investors and expert consulting firms, unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; or • Assist anyone engaged in the above activities. This Policy applies to transactions in the Company’s securities (collectively referred to in this Policy as “Company Securities”), including the Company’s common stock, options to purchase common stock, or any other type of securities that the Company may issue, including (but not limited to) preferred stock, convertible debentures and warrants, as well as derivative securities. Transactions subject to this Policy include purchases, sales and bona fide gifts of Company Securities. In addition, it is our policy that no director, officer or employee of the Company (or any other person designated as subject to this Policy) who, in the course of working for the Company, learns of material nonpublic information about a company with which we do business (including one of our customers or suppliers) or that is involved in a potential transaction or business relationship with the Company, may trade in that company’s securities until the information becomes public or is no longer material. It is also the policy of the Company not to engage in transactions in Company Securities in violation of the law. Employees of the Company for purposes of this Policy include employees of all subsidiaries of the Company. The Company may also determine that other persons should be

3 subject to this Policy, such as contractors or consultants who have access to material nonpublic information. With respect to material nonpublic information, this Policy does not except transactions that may be necessary or justifiable for independent reasons, such as the need to raise money for an emergency expenditure. The securities laws do not recognize these kinds of mitigating circumstances. Further, even the appearance of an improper transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct. Prohibition against Selective Disclosure. We are required under Regulation FD of the federal securities laws to avoid the selective disclosure of material nonpublic information. We have established procedures for releasing material nonpublic information in a manner that is designed to disseminate it broadly to the public immediately upon its release. Therefore, you may not disclose material nonpublic information to anyone outside the Company, including family members and friends, other than in accordance with those procedures. You also may not discuss material, nonpublic information about the Company or its business in any social media as defined in our Social Media Policy. Further, any inquiries seeking information regarding the Company’s financial results or prospects should be referred to the Company’s Chief Financial Officer or General Counsel. What is Material Information? Material information is any information that a reasonable investor would consider important in making a decision to buy, hold or sell securities. Any information that could be expected to affect a company’s stock price, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to define all categories of material information, some examples of information that ordinarily would be regarded as material are: • insider projections of future earnings or losses; • earnings that are inconsistent with the expectations of the investment community; • a pending or proposed merger, acquisition or tender offer; • a pending or proposed acquisition or disposition of a significant asset; • a pending or proposed significant joint venture; • a Company restructuring; • significant related party transactions; • a significant write-down of assets or increase in reserves;

4 • a change in dividend policy, the declaration of a stock split, or an offering of additional securities; • bank borrowings or other financing transactions out of the ordinary course; • the establishment of a repurchase program for Company Securities; • a change in the Company’s pricing or cost structure; • major marketing changes; • a change in auditors or notification that the auditor’s reports may no longer be relied upon; • development of a significant new product, process, or service; • pending or threatened significant litigation, or the resolution of such litigation; • a significant cybersecurity incident, such as a data breach, or any other significant disruption in the Company’s operations or loss, potential loss, breach or unauthorized access of its property or assets, whether at its facilities or through its information technology infrastructure; • the imposition of an event-specific restriction on trading in Company Securities or the securities of another company or the extension or termination of such restriction; • impending negative press about the Company, whether or not valid; • a significant change in capital structure; • a change in management; • impending bankruptcy or the existence of severe liquidity problems; or • the gain or loss of a significant customer or supplier. Remember, anyone scrutinizing your transactions in our securities will be doing so after the fact, with the benefit of hindsight. As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight. If you have any questions about whether information is “material,” please contact the General Counsel at (614) 396-3070. In all cases, the responsibility for determining whether an individual is in possession of material nonpublic information rests with that individual, and any action on the part of the Company, the General Counsel or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. You could be subject to severe legal

5 penalties and disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws. When is Information “Public”? If you are aware of material nonpublic information, you may not trade until the information has been widely disseminated and disclosed broadly to the marketplace (such as by press release, publication in a widely available newspaper, magazine or news website, posting on the Company’s website, or public disclosure documents filed with the SEC that are available on the SEC’s website) and the investing public has had time to absorb the information fully. As a general rule, information should not be considered fully absorbed by the marketplace until the beginning of the third full business day after the information is released in a manner approved by the Company. If, for example, we were to make an announcement on a Tuesday, you should not trade in our securities until Friday (assuming Wednesday and Thursday are not days that the market is closed). If an announcement were made on a Friday, the first eligible trading day would be Wednesday (assuming the market is open on Monday and Tuesday). Blackout Periods Quarterly Blackout Periods. The announcement of our quarterly financial results always has the potential to have a material effect on the market for our securities. Therefore, to avoid even the appearance of insider trading, our directors, officers and other employees are prohibited from trading in Company Securities, during the period generally beginning on the fifteenth day of the last month of each calendar quarter (March 15, June 15, September 15 and December 15) and generally continuing through the second full business day following the issuance of our quarterly earnings release. However, you should not expect that a quarterly blackout period will begin on any particular date or remain for any maximum period of time. The quarterly blackout periods apply to all directors, all officers, and all other employees. Event-Specific Blackout Periods. From time to time, a material event may occur that is known by only a few directors, officers and/or employees. So long as the event remains material and nonpublic, our directors, officers and other employees who are informed by the General Counsel that they have been placed on the list of potentially knowledgeable employees (the “Knowledgeable Employees List”) may not engage in transactions in Company Securities. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgement of the General Counsel, designated persons should refrain from engaging in transactions in Company securities even sooner than the quarterly blackout periods described above. In that situation, the General Counsel may notify those persons that they should not trade in the Company Securities, without disclosing the reason for the restriction. The existence of an event-specific blackout or the extension of a quarterly blackout period will not be announced (other than to those who are on the Knowledgeable Employees List). However, if a person who is not on the Knowledgeable Employees List, but is subject to the “Pre-Clearance Procedures” in this Policy, requests permission to trade in our securities during an event-specific blackout, the General Counsel will inform the person of the existence of a blackout period. Any

6 person made aware of the existence of an event-specific blackout must not disclose the existence of the blackout to any other person. Please remember, if you know any material nonpublic information, you may not trade in Company Securities, even if we fail to tell you that you are subject to an event-specific blackout. Transactions by Family Members Our Policy also applies to the following: • family members who reside with you (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws); • anyone else who lives in your household; and • any family members who do not live in your household but whose transactions in Company Securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before they trade in Company Securities. You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in Company Securities. Transactions by Entities that You Influence or Control Our Policy also applies to any entities that you influence or control, including any corporations, partnerships or trusts (collectively referred to as “Controlled Entities”), and transactions by these Controlled Entities should be treated for the purpose of this Policy and applicable securities laws as if they were for your own account. Transactions Under Company Plans Our Policy affects some of our stock-based compensation plans. • Stock Option and Stock Appreciation Right Exercises. Our Policy does not apply to the exercise of an employee stock option or stock appreciation right acquired pursuant to the Company’s plans, or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements, but does apply to any cashless exercise of stock options in which shares are sold in the market. Our directors, officers and employees may exercise stock options or stock appreciation rights during blackout periods, but may not trade any shares received from such an exercise until the blackout period has ended. • Restricted Stock Awards. Our Policy does not apply to the vesting of restricted stock, or the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax

7 withholding requirements upon the vesting of any restricted stock. This Policy does apply, however, to any market sale of restricted stock. • Dividend Reinvestment Plan. Our Policy does not apply to purchases of Company Securities under our dividend reinvestment plan resulting from your reinvestment of dividends paid on our shares. This Policy does apply, however, to voluntary purchases of Company Securities resulting from additional contributions you choose to make to the dividend reinvestment plan, and to your election to participate in the plan or increase your level of participation in the plan. This Policy also applies to your sale of any shares purchased through the plan. • 401(k) Plan. Our Policy does not apply to purchases of Company Securities in the Company’s 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. This Policy does apply, however, to certain elections you may make under the 401(k) plan, including: (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund; (c) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance; and (d) an election pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund. It should also be noted that sales of Company Securities from a 401(k) account are also subject to Rule 144, and therefore affiliates of the Company should ensure that a Form 144 is filed with the SEC when required. Other Prohibited Transactions We consider it improper and inappropriate for any of our directors or employees to engage in short-term or speculative transactions in our securities. Therefore, it is our policy that any persons covered by this Policy may not engage in any of the following transactions: • Short-Term Trading. Short-term trading of our Company Securities may be distracting to you and may unduly focus you on our short-term stock market performance instead of our long-term business objectives. For these reasons, any director, officer or other employee of the Company who purchases Company Securities in the open market may not sell any Company Securities during the six months following the purchase (or vice versa). This prohibition applies only to trades in the open market and does not apply to stock appreciation right exercises or other employee benefit plan acquisitions. • Short Sales. Short sales of our Company Securities (i.e., sales of securities that are not then owned, including a sale with delayed delivery which is sometimes called a “sale against the box”) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s

8 prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of Company Securities are prohibited. In addition, Section 16(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) prohibits our directors and officers from engaging in short sales. • Publicly Traded Derivatives. A transaction in derivative securities, such as buying and selling options is, in effect, a bet on the short-term movement of our stock and therefore creates the appearance that the director or employee is trading based on material nonpublic information. These transactions also may focus the director’s, officer’s or other employee’s attention on short-term performance at the expense of our long-term objectives. Accordingly, transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, are prohibited. This does not affect the exercise of options or stock appreciation rights received through Company-sponsored equity incentive plans. • Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director, officer or other employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director or employee may no longer have the same objectives as our other stockholders. Therefore, directors, officers and other employees are prohibited from engaging in any such transactions. • Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, directors, officers and other employees are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan. • Standing and Limit Orders. Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans, as described below) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a director, officer, or other employee is in possession of material nonpublic information. The Company therefore discourages placing standing or limit orders on Company Securities. If a person subject to this Policy determines that they must use a standing order or limit order, the order

9 should be limited to short duration and must comply with the restrictions and procedures outlined below under the heading “Pre-Clearance Procedures.” Pre-Clearance Procedures Our directors, officers and any other employees designated by the General Counsel as being subject to these procedures, as well as the immediate family members of, household members of, and Controlled Entities of such persons, may not engage in any transaction in Company Securities without first obtaining pre-clearance of the transaction from the General Counsel. A request for pre-clearance should be submitted to the General Counsel’s office or such designee as the General Counsel has established, as least two business days in advance of the proposed transaction. The General Counsel is under no obligation to approve a transaction submitted for pre-clearance, and may determine not to permit the transaction. If a person seeks pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in Company Securities, and should not inform any other person of the restriction. When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company, and should describe fully those circumstances to the General Counsel and Company. The requestor should also indicate whether they have effected any non-exempt “opposite-way” transactions within the past six months, and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale. Exceptions The quarterly trading restrictions and event-specific trading restrictions do not apply to those transactions to which this Policy does not apply, as described above under the heading “Transactions Under Company Plans.” Further, the requirement for pre-clearance, the quarterly trading restrictions and event-specific trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 plans, described below under the heading “Rule 10b5-1 Trading Plans.” Rule 10b5-1 Trading Plans Rule 10b5-1 under the Exchange Act provides a defense from insider trading liability under Rule 10b-5. In order to be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 plan for transactions in Company Securities that meets certain conditions specified in the Rule (a “Rule 10b5-1 Plan”) and must be in accordance with the Company’s “Guidelines for Rule 10b5-1 Plans.” If the plan meets the requirements of Rule 10b5-1, transactions in Company Securities may occur even when the person who has entered into the plan is aware of material nonpublic information. To comply with this Policy, a Rule 10b5-1 Plan must be approved by the General Counsel and meet the requirements of Rule 10b5-1 and the Company’s “Guidelines for Rule 10b5-1 Plans,” which may be obtained from the General Counsel, who serves as our Compliance Officer for such purpose. In general, a Rule 10b5-1 Plan must be entered into at a time when the

10 person entering into the plan is not aware of material nonpublic information. Once the plan is adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. The plan must include a cooling-off period before trading can commence that, for directors or officers, ends on the later of 90 days after the adoption of the Rule 10b5-1 plan or two business days following the disclosure of the Company’s financial results in an SEC periodic report for the fiscal quarter in which the plan was adopted (but in any event, the required cooling-off period is subject to a maximum of 120 days after adoption of the plan), and for persons other than directors or officers, 30 days following the adoption or modification of a Rule 10b5-1 plan. A person may not enter into overlapping Rule 10b5-1 plans (subject to certain exceptions) and may only enter into one single trade Rule 10b5-1 plan during any 12-month period (subject to certain exceptions). Directors and officers must include a representation in their Rule 10b5-1 plan certifying that: (i) they are not aware of any material nonpublic information; and (ii) they are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions in Rule 10b-5. All persons entering into a Rule 10b5-1 plan must act in good faith with respect to that plan. Any Rule 10b5-1 Plan must be submitted for approval five days prior to the entry into the Rule 10b5-1 Plan. No further pre-approval of transactions conducted pursuant to the Rule 10b5-1 Plan will be required. Post-Termination Transactions This Policy continues to apply to your transactions in our securities even after your service with us ends. If you are aware of material nonpublic information when your service with us ends, you may not trade in Company Securities until that information has become public or is no longer material. Company Assistance If you have any questions about this Policy or its application to any proposed transaction, you may obtain additional guidance from our General Counsel at (614) 396-3070. Ultimately, however, it is your responsibility to adhere to this Policy and avoid unlawful transactions. Certification If you receive a copy of this Policy addressed to you, you must certify your understanding of and intent to comply with this Policy. A copy of the required certification is attached to this memorandum.

INSIDER TRADING POLICY CERTIFICATION TO: The Marzetti Company I certify that: 1. I have read and understand The Marzetti Company Insider Trading Policy Statement and Blackout Restrictions (the “Policy Statement”). I understand that I can direct questions to the General Counsel regarding the Policy Statement, but compliance is ultimately my responsibility. 2. I will comply with the Policy Statement in all respects during my employment or service relationship with the Company and for any period of time thereafter during which I possess material, nonpublic information. I understand that my failure to comply with the policy is a basis for termination for cause of my employment or other service relationship with the Company. Signature: Date: Print name: *Return the signed certification to the Legal Department.